SECOND AMENDED AND RESTATED BYLAWS OF IMH FINANCIAL CORPORATION,

a Delaware corporation (the “Corporation”)

(As of January 14, 2013)

ARTICLE I.

STOCKHOLDERS

Section 1.01       Annual Meetings.  An annual meeting of the stockholders of the Corporation shall be held for the election of directors at such date, time and place either within or without the State of Delaware as designated by the Board of Directors of the Corporation (the “ Board of Directors ”) from time to time; provided, however , that the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law (the “ DGCL ”).  Any other business properly brought before the meeting may be transacted at the annual meeting.

Section 1.02        Special Meetings.  Special meetings of stockholders, other than those required by statute and except as otherwise set forth in this Section 1.2, may be called at any time by, and only by (a) the Chief Executive Officer of the Corporation (the “ CEO ”), (b) the President of the Corporation (the “ President ”), or (c) the Board of Directors pursuant to a resolution adopted by the Board of Directors, with such meeting to be held at such date, time and place (if applicable) either within or without the State of Delaware as shall be stated in the notice of the meeting.  In addition, holders of not less than ten percent (10%) of the voting power of all of the outstanding shares of stock entitled to vote at such meeting (the “ 10% Holders ”) may request that a special meeting of stockholders be called by the Board of Directors for any purpose for which a special meeting is authorized to be called under the DGCL by delivering to the Corporation a written request for such meeting signed by all of the 10% Holders, which states the proposed purpose of the meeting; any such meeting of the stockholders shall be held at such date, time and place (if applicable) either within or without the State of Delaware as shall be selected by the Board of Directors and stated in the notice of the meeting.  The Board of Directors may postpone or reschedule any previously scheduled special meeting.

Section 1.03       Nominations and Stockholder Business.

(a)       To properly be brought before an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be (i) pursuant to the Corporation’s proxy materials with respect to such meeting, (ii) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof, any such committee a “ Board Committee ”), (iii) brought before the annual meeting by or at the direction of the CEO, the President or the Board of Directors or a Board Committee pursuant to a resolution adopted by a majority of the members of the Board of Directors or the Board Committee, as applicable, or (iv) brought before the annual meeting by any stockholder of the Corporation who is a stockholder of record at the time the notice required in the following paragraph is given and who has complied with the notice procedures set forth in Section 1.3(b) and who is entitled to vote at the meeting.  For the avoidance of doubt, (x) a stockholder may only nominate for election to the Board of Directors a person for whom such stockholder is entitled (but not obligated) to vote in the election, and (y) the foregoing clause (iv) shall be the exclusive means for a stockholder to make nominations or propose business at an annual meeting of stockholders (other than nominations or other business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “ Exchange Act ”) or any similar rules subsequently adopted thereunder).

(b)       For nominations or business to be properly brought before an annual meeting of stockholders by a stockholder of record under Section 1.3 (a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “ Secretary ”) and such business must be a proper subject for stockholder action under the DGCL, and the stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these bylaws.  To be timely for purposes of this Section 1.3 (b), a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however , that if the date of the annual meeting is advanced by more than 30 days before or delayed by more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, then notice by the stockholder must, to be timely hereunder, be delivered not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the date on which public announcement (as defined below) is first made of the date of such meeting.  In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice must set forth:

(i)       as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and any other information that the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation;

(ii)       as to any business that the stockholder proposes to bring before such meeting, a brief description of the business desired to be brought before such meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(iii)       as to the stockholder giving the notice and the beneficial owner(s) if any (collectively, the “ Parties ” and each, a “ Party ”), on whose behalf the nomination or proposal is made, the name and address of such stockholder and of all such beneficial owners, if any;

(iv)       as to each of the Parties (A) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by such Party, and a representation that such stockholder will notify the Corporation within five business days after the record date for determining the stockholders entitled to notice of such meeting of the class, series and number of shares of capital stock of the Corporation held by such Party as of such record date (except as otherwise provided in Section 1.3 (h) below), (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (any of the foregoing, a “ Derivative Instrument ”) directly or indirectly owned beneficially by such Party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by such Party (for purposes hereof, a Party shall be deemed to have a short interest in a security if such Party directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such Party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership with respect to which either Party is a general partner or beneficially owns, directly or indirectly, an interest in a general partner thereof and (G) any performance-related fees (other than asset-based fees) that each such Party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such Party’s immediate family sharing the same household (which information set forth in clauses (A) through (G) shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than five business after the record date for determining the stockholders entitled to notice of the meeting in order to disclose such ownership as of the record date for such meeting (except as otherwise provided in Section 1.3 (h) below);

(v)       as to each of the Parties, any other information relating to such Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal of business and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act;

(vi)       as to each of the Parties, a statement of whether or not such Party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, shares representing at least the percentage of voting power of all shares of capital stock of the Corporation entitled to vote on the proposal as is required under applicable law to carry the proposal (such statement, a “ Solicitation Statement ”); and

(vii)       a representation that such stockholder or its qualified representative (as defined in Section 1.3(g) ) intends to appear in person at the annual meeting to bring such nominations or business before the meeting.

(c)       A person shall not be eligible for election or re-election as a director at an annual meeting of stockholders unless (i) such person is nominated by a stockholder of record in accordance with the notice procedures set forth in this Section 1.3 unless otherwise required by Rule 14a-8 under the Exchange Act or any similar rules subsequently adopted thereunder, or (ii) such person is nominated by or at the direction of the Board of Directors or a Board Committee, as applicable. At an annual meeting of stockholders, only such business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.3 may be conducted.

(d)       Notwithstanding anything in this Section 1.3 to the contrary, if the number of directors to be elected to the Board of Directors is increased and the Corporation does not make a public announcement specifying the size of the increased Board of Directors at least 10 days before the last day on which a stockholder of record may deliver a notice of nomination in accordance with Section 1.3(b) , then a stockholder’s notice required by Section 1.3(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement is first made by the Corporation.

(e)       At a special meeting of stockholders, only such business as has been brought before the meeting by or at the direction of the Board of Directors or a Board Committee, as applicable, may be considered.  The notice of such special meeting shall include the purpose for which the meeting is called.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or a Board Committee, as applicable, or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this paragraph, who is entitled to vote at the meeting for the election of the class of directors to which such stockholder’s nomination applies, and who delivers a written notice to the Secretary setting forth the information set forth in Sections 1.3(b)(i) and (b)(iii) through (b)(vii).  Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if the stockholder’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Except as otherwise provided by law, a person shall not be eligible for election or re-election as a director at any meeting of stockholders unless the person is nominated (i) by or at the direction of the Board of Directors or a Board Committee, as applicable, or (ii) by a stockholder of record in accordance with the notice procedures set forth in this Section 1.3 .

(f)       The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.3 .  If any proposed nomination or business is not in compliance with this Section 1.3 or these bylaws, then except as otherwise provided by law, the chairman of the meeting shall have the power and duty to declare that such defective proposed nomination or business shall not be presented for stockholder action at the meeting and shall be disregarded.

(g)       For purposes of this Section 1.3, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, The Associated Press, Business Wire, PR Newswire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “ Commission ”) pursuant to the Exchange Act; and a “ qualified representative ” of the stockholder shall be such stockholder’s agent or designee or other persons authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(h)       Notwithstanding anything in this Section 1.3 to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by Section 1.3(b) shall also set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under Section 1.3(b)(iii) , clauses (A) through (G) of Section 1.3(b)(iv) , and Section 1.3(b)(v) , and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.  This Section 1.3 shall not apply to a proposal or nomination proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal or nomination at a meeting of stockholders only pursuant to and in compliance with Rule 14a-8 under the Exchange Act or any other rule promulgated under Section 14 of the Exchange Act and such proposal or nominee has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.  Nothing in this Section 1.3 shall be deemed to affect any rights of the holders of any series of preferred stock, if any, to elect directors pursuant to any applicable provisions of (i) the Certificate of Incorporation, or (ii) the certificate of designation establishing the rights, designations, powers, preferences and privileges of the applicable series of preferred stock.

Section 1.04       Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting must be given, stating the place, date and time of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.  Unless otherwise required by the DGCL or the certificate of incorporation of the Corporation (as it may be amended or amended and restated from time to time, the “ Certificate of Incorporation ”), the notice of any stockholder meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by applicable law.  Any notice shall be made in compliance with the notice provisions of this Section 1.4 and Section 6.2 .  An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is giving in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

Section 1.05       Adjournments.  Any annual or special meeting of stockholders may be adjourned from time to time for any reason by the chairman of the meeting (determined in accordance with Section 1.8 ), to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however , that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date, and time of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If after the adjournment the Board of Directors fixes a new record date for determination of stockholders entitled to vote at the adjourned meeting, the Board of Directors shall also fix a new record date for stockholders entitled to receive notice of such adjourned meeting, which date shall not be more than 60 nor less than 10 days before the date of such adjourned meeting, and the Board of Directors shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

Section 1.06       Quorum.  At each annual or special meeting of stockholders, except where otherwise required by the DGCL, the Certificate of Incorporation or these bylaws, the holders of a majority of the voting power of all of the outstanding shares of each class or series of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for such class or series of stock.  For purposes of the foregoing, where a separate vote by class or classes or series is required for any matter, the holders of a majority of the voting power of all of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter.  Two or more classes or series of stock shall be considered a single class if the holders of such classes or series of stock are entitled to vote together as a single class at the meeting.  In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the chairman of the meeting may adjourn the meeting to another place, if any, date or time.

Section 1.07       Voting; Proxies.

(a)       Unless otherwise provided in the Certificate of Incorporation or the certificate of designation establishing the rights, designations, powers, preferences and privileges of any series of preferred stock, each stockholder entitled to vote at any meeting of stockholders is entitled to one vote for each share of stock held of record by such stockholder which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders may vote in person or by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.  Voting at meetings of stockholders need not be by written ballot unless so directed by the chairman of the meeting (determined in accordance with Section 1.8 ) or the Board of Directors.

(b)       At all meetings of stockholders for the election of directors at which a quorum is present, each director shall be elected by the vote of a plurality of the votes cast.  In all other matters, unless otherwise required by law, the Certificate of Incorporation, these bylaws or the certificate of designation establishing the rights, designations, powers, preferences and privileges of any series of preferred stock, the affirmative vote of a majority of the votes cast affirmatively or negatively will be the act of the stockholders.  Where a separate vote by class or classes is required, the affirmative vote of a majority of the votes cast affirmatively or negatively of such class or classes shall be the act of such class or classes, except as otherwise required by law, the Certificate of Incorporation, these bylaws or the certificate of designation establishing the rights, designations, powers, preferences and privileges of any series of preferred stock.

Section 1.08       Organization.  Meetings of the stockholders of the Corporation shall be presided over by the Chairman of the Board of Directors (the “ Chairman ”), or in the absence of the Chairman, by the Deputy Chairman of the Board of Directors (the “ Deputy Chairman ”), or in the absence of the Deputy Chairman, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote thereat who are present, in person or by proxy. Such presiding person, with respect to any meeting of the stockholders, is referred to in this Article I as the “chairman of the meeting”.  The Secretary or, in the absence of the Secretary, the Assistant Secretary, if any, or in the absence of the Assistant Secretary, such other person as is designated by the chairman of the meeting determined in accordance with this Section 1.8 shall act as secretary of the meeting and keep a record of the proceedings thereof.  The order of business at each such meeting shall be as determined by the chairman of the meeting.  The chairman of the meeting shall have the right and authority to adjourn a meeting of stockholders without a vote of stockholders in accordance to Section 1.5 and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the Board of Directors pursuant to the provisions of these bylaws, including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls for each item upon which a vote is to be taken.

Section 1.09       Inspectors.  Prior to any meeting of stockholders, the Board of Directors, or the chairman of the meeting shall appoint one or more inspectors to act at such meeting and make a written report of the meeting.  If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Inspectors need not be stockholders and no director or nominee for the office of director shall be appointed such an inspector.  The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons to assist them in the performance of their duties.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxy or vote, nor any revocation thereof or change thereto, may be accepted by the inspectors after the closing of the polls.  In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.

Section 1.10       Fixing Date for Determining Stockholders of Record.

(a)       In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however , that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)       In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted, and which record date must be no more than 60 days prior to the action for which a record date is being established.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.11       List of Stockholders Entitled to Vote.  A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, as prepared by the Secretary or other officer having charge of the stock ledger, shall be open to the examination of any stockholder, for any purpose germane to the meeting, either physically during ordinary business hours or electronically, in the discretion of the Board of Directors, for a period of at least 10 days prior to the meeting in the manner provided by law; provided, however , if the record date for determining stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date.  The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.  This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

ARTICLE II.

DIRECTORS

Section 2.01       Powers; Number; Qualifications.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise required by law or provided in the Certificate of Incorporation.  Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors.  The number of directors which shall constitute the whole Board of Directors shall not be less than two (2) nor more than seven (7).  Directors need not be stockholders of the Corporation.

Section 2.02       Election; Term of Office; Resignation; Vacancies.

(a)       At each annual meeting of the stockholders of the Corporation from and after the first annual meeting of the stockholders, each director standing for election shall be elected to hold office for a term expiring at the next annual meeting of stockholders, with such director to hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Notwithstanding the foregoing, for any director who is an employee of the Corporation or any of its affiliates at the time of election or appointment to the Board of Directors it is a qualification for service as a director that such director remain so employed, so that such director shall no longer be qualified to be a director and shall therefore automatically cease to be a director upon termination of such director’s employment with the Corporation or such affiliate for any reason.

(b)       Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors or a person designated by the Board of Directors.  Such resignation shall take effect when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events.  A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.

(c)       Any director may be removed without cause by, and only by, the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders.

(d)       Subject to the rights of holders of any one or more series of preferred stock then outstanding, vacancies and newly created directorships resulting from any increase in the authorized number of directors (other than any directors elected in the manner described in the next sentence) or from any other cause shall, unless otherwise required by resolution of the Board of Directors, be filled by, and only by, the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director.  Whenever the holders of any class or classes of stock or series thereof are entitled by (i)the Certificate of Incorporation, or (ii) the certificate of designation establishing the rights, designations, powers, preferences and privileges of any series of preferred stock, to elect one or more directors, vacancies and newly created directorships of such class or classes or series shall be filled by, and only by, the affirmative vote of a plurality of the holders of the applicable class or series of stock, voting exclusively and as a single class.  A director elected to fill a vacancy shall hold office until the next election of directors and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 2.03       Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine and publicize among all directors.

Section 2.04       Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman and the Deputy Chairman.  Special meetings of the Board of Directors may also be held at any time or place within or without the State of Delaware if a majority of the members of the Board of Directors then in office consents thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors.

Section 2.05       Notices of Board of Directors Meetings.  Notice of any regular or special meeting, unless waived, must be given by mail, electronic transmission, telephone or facsimile or courier to each director at his or her address as the same appears on the records of the Corporation not less than one (1) day prior to the day on which such meeting is to be held if such notice is by electronic transmission, telephone, facsimile or courier, and not less than five (5) business days prior to the day on which the meeting is to be held if such notice is by mail.  If the Secretary fails or refuses to give such notice, then the notice may be given by another officer or any one of the directors.  Any such meeting may be held at such place as the Board of Directors may fix from time to time or as may be specified or fixed in such notice.  Notice may be waived in writing or by electronic transmission by any director, either before or after the meeting.  Any meeting of the Board of Directors will be a legal meeting without any notice having been given, if all the directors shall be present at the meeting, and no notice of a meeting is required to be given to any director who shall attend such meeting.

Section 2.06       Quorum and Manner of Acting.  Except as otherwise provided in the Certificate of Incorporation or these bylaws, a majority of the members of the Board of Directors then in office shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors (whether or not there exists any vacancies in previously authorized directorships), and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, the chairman of the meeting or a majority of the directors present may adjourn the meeting from time to time until a quorum be had.  Notice of any adjourned meeting need not be given.

Section 2.07       Participation in Meetings by Conference Telephone Permitted.  Members of the Board of Directors, or any Board Committee, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

Section 2.08       Organization.  Meetings of the Board of Directors will be presided over by the Chairman, or in the absence of the Chairman, the Deputy Chairman, or in the absence of the Deputy Chairman, by a chairman chosen by the directors present at the meeting.  The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.09       Powers and Duties of the Chairman and Deputy Chairman.

(a)       Duties of the Chairman.  The Chairman, when present, shall preside at all meetings of the stockholders and the Board of Directors.  The Chairman shall perform other duties commonly incident to his or her office, subject to the control of the Board of Directors, and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.  The Chairman must be a director of the Corporation.

(b)       Duties of the Deputy Chairman.  The Deputy Chairman shall perform the duties of the Chairman when the Chairman of the Board of Directors is absent or unable to act or during such time as no individual is serving as Chairman of the Board of Directors, and the Deputy Chairman shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.  The Deputy Chairman must be a director of the Corporation.

Section 2.10       Committees of Directors.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation which, to the extent provided by resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to the following matters:  (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaws of the Corporation. Such committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors and, when required by the Board of Directors, shall keep regular minutes of their proceedings and report the same to the Board of Directors.  In the absence or disqualification of a member of a committee, the member or members of such committee who are present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law or the Certificate of Incorporation.

Section 2.11       Compensation of Directors.  Directors who are not employees shall receive compensation for their services as directors, in such form and amounts as the Board of Directors from time to time determines.  Directors who are employees shall not receive any stated salary for their services as directors, but, pursuant to normal corporate expense reimbursement policies, shall receive reimbursement for expenses of attendance at such meetings.

Section 2.12       Action by Directors Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, then in office consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 2.13       Emergency Bylaws.  In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum.  Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE III.

OFFICERS

Section 3.01       Officers Designated.  The officers of the Corporation shall include a CEO, a President, a Chief Operating Officer, a Chief Financial Officer, a Controller, a Treasurer, and a Secretary.  Each such officer shall be elected by the Board of Directors at its annual meeting or any special meeting.  One person may concurrently hold any two or more such offices, except that the Secretary may not concurrently hold the office of CEO or President.

Section 3.02       Additional Officers.  The CEO, the President and the Board of Directors each may appoint, and may delegate power to appoint, such additional officers of the Corporation, including without limitation one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers of the Corporation as it may determine from time to time, and each such officer shall hold office for such term, have such authority and perform such duties as may from time to time be determined by the CEO, the President or the Board of Directors, as applicable (or by such person to whom such appointment power has been delegated pursuant to this Section 3.2 ).

Section 3.03       Tenure of Office.  Each officer of the Corporation shall hold office until their respective successors shall be duly elected or appointed and qualified, except that (a) the term of office of any officer who is an employee of the Corporation shall automatically terminate upon the termination of such officer’s employment with the Corporation for any reason and (b) in case of the officer’s prior resignation, death or removal.  The Board of Directors may remove any officer at any time with or without cause.  Officers appointed by or pursuant to a delegation from the CEO or the President pursuant to Section 3.2 may be removed by the CEO or the President, as applicable, at any time with or without cause.  The compensation of officers of the Corporation shall be fixed from time to time by the Board of Directors, or a committee thereof, but this power may be delegated by the Board of Directors to such officers as may be designated by resolution of the Board of Directors, or a committee thereof.

Section 3.04       Powers and Duties of Officers.  Subject to the direction and control of the Board of Directors, the officers of the Corporation shall have such powers and duties in the management and operation of the Corporation as are set forth in these bylaws and as may be prescribed by the Board of Directors or delegated by the CEO or the President and (to the extent consistent with the foregoing), as generally pertain to their respective offices.

(a)       Duties of the Chief Executive Officer.  The CEO shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, be responsible for the general supervision, direction and control of the business and affairs of the Corporation, and for the execution of the policies of the Board of Directors.  The CEO will have primary responsibility for strategy, working in conjunction with the President.  The Corporation’s Chief Financial Officer, its general counsel, its head of investor relations, the heads of all other corporate functions of the Corporation and its subsidiaries and the President shall report to the CEO.  The CEO will, jointly with the President, manage integration of the operations of the Corporation and its subsidiaries in a manner which is generally consistent with their division of responsibilities . The CEO shall have power to sign all contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.  The CEO shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(b)       Duties of the President.  The President shall, subject to the control of the Board of Directors, be responsible for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of president or which are delegated to him or her by the Board of Directors from time to time.  The President shall have direct supervision over the business of the Corporation and its several officers, subject to the authority of the Board of Directors and the CEO, and shall consult with and report to the CEO.  The President will have primary profit and loss responsibility, working in conjunction with the CEO.  All line-of-business leaders and geographic leaders of the Corporation and its subsidiaries will report to the President.  The President shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers (other than the CEO), employees and agents of the Corporation.

(c)       Duties of the Chief Operating Officer.  The Chief Operating Officer of the Corporation shall, except for such matters as are expressly reserved to the CEO, the President, the Board of Directors or as otherwise directed by the Board of Directors, have responsibility for the day-to-day management and operation of the business of the Corporation, general oversight of the operation of the Corporation’s operations and employees, and other such duties and responsibilities as the CEO, the President or the Board of Directors may determine from time to time.

(d)       Duties of the Chief Financial Officer.  The Chief Financial Officer shall be responsible for the overall supervision of the financial operations and the general financial affairs of the Corporation.  The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the CEO or the President.  The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation with respect to such matters.  The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also have such other duties and responsibilities as the CEO, the President or the Board of Directors may determine from time to time.

(e)       Duties of the Controller.  The Controller of the Corporation (the “Controller”) shall serve as the principal accounting officer of the Corporation.  The Controller shall perform such duties commonly incident to his or her office and shall also have such other duties and responsibilities as the CEO, the President, the CFO or the Board of Directors may determine from time to time.

(f)       Duties of the Treasurer.  The Treasurer of the Corporation (the “Treasurer”), subject to the order of the Board of Directors, shall have custody of all funds and securities of the Corporation.  The Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors, the CEO or the President may designate from time to time.  The Board of Directors, the CEO or the President may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence (or inability or refusal to act) or disability of the Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors, the CEO or the President shall designate from time to time.

(g)       Duties of the Secretary.  The Secretary or his or her designees shall attend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings thereof in the minute book of the Corporation.  The Secretary shall (i) give notice in conformity with these bylaws of all meetings of the stockholders, and of all meetings of the Board of Directors and any committee thereof requiring notice, (ii) perform all other duties given him or her in these bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors may designate from time to time, (iii) act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation, if any, and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with provisions of these bylaws; (iv) have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) perform such other duties incident to the office of Secretary and have such other powers as the Board of Directors, the CEO or the President, as applicable, shall designate from time to time.  The Board of the Directors, the CEO or the President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence (or inability or refusal to act) or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the CEO or the President, as applicable, shall designate from time to time.

(h)       Discretion of the Board of Directors as to Officer Duties.  Notwithstanding the provisions of this Section 3.4 , the Board of Directors in its discretion may, pursuant to a resolution adopted by a majority of the members of the Board of Directors, alter the roles and responsibilities of the officers of the Corporation from time to time, including without limitation the CEO, President, Chief Financial Officer and Chief Operating Officer, and the reporting structure among officers.

Section 3.05       Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors, the CEO or Secretary. Any such resignation will take effect at the time specified in the notice of resignation.  Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.06       Vacancies.  A vacancy in any office of the Corporation may be filled in the same manner in which an officer to fill said office may be chosen pursuant to Sections 3.1 , and 3.2 .

Section 3.07       Delegation of Duties.  In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE IV.

SHARES OF STOCK

Section 4.01       Certificates; Uncertificated Shares.  The shares of any class or series of stock of the Corporation may be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman or Deputy Chairman, or the President and Vice President, if any, on the one hand, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, on the other hand, certifying the number of shares owned by the stockholder.  Any or all of the signatures on the certificate may be by facsimile.

Section 4.02       Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  In the event of the loss, theft or destruction of any certificate of stock, another certificate or uncertificated shares may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 4.03       Transfer of Stock.  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 4.2 , an outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

ARTICLE V.

RESTRICTIONS ON TRANSFER OF SHARES

Section 5.01        Purpose. In order to preserve the Tax Benefits to which the Corporation or any direct or indirect subsidiary thereof is entitled pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”), and the Treasury Regulations promulgated thereunder, the Corporation Securities shall be subject to the following restrictions.

Section 5.02       Certain Definitions. For purposes of this Article V, the following terms shall have the meanings indicated (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

(a)        “5% Transaction” means any Transfer or purported Transfer of Corporation Securities described in Section 5.03 hereof, which Transfer is prohibited and/or void under the provisions of such Section 5.03 hereof.

(b)        “Agent” means any agent designated by the Board of Directors of the Corporation pursuant to Section 5.06(b) hereof.

(c)        “Code” has the meaning set forth in Section 5.01 hereof.

(d)        “Corporation Securities” means (i) shares of Common Stock, shares of Class B Common Stock, including Class B Common Stock designated as Class B-1 Common Stock, Class B-2 Common Stock, Class B-3 Common Stock and Class B-4 Common Stock, Class C Common Stock and Class D Common Stock, (ii) shares of Preferred Stock (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-4(d)(9)) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Code) of the Corporation, (iv) certain indebtedness, including, but not limited to convertible debt, and (v) any other interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(e)        “Excess Securities” has the meaning set forth in Section 5.06(a) hereof.

(f)       “Exempt Person” means the Lender (as herein below defined) and its affiliates and any Person to whom the Lender Transfers Exempt Securities unless and until the Person to whom such Exempt Securities were Transferred holds or acquires any Corporation Securities that are unrelated to the Exempt Securities.

(g)       “Exempt Securities” means (i) the shares of Series A Preferred Stock issuable upon conversion (such shares of Series A Preferred Stock, the “Note Conversion Shares”) of that certain Promissory Note dated June 7, 2011 (as amended, restated. replaced, supplemented or otherwise modified from time to time in writing by the parties thereto, the “ Promissory Note ”), made by the Corporation and certain of its subsidiaries, as borrower, to NWRA Ventures I, LLC, as lender (“ Lender ”), in the original principal amount of $50,000,000 subject to the terms of that certain Loan Agreement, dated June 7, 2011 (as amended, restated, replaced, supplemented or otherwise modified from time to time in writing by the parties thereto), between Lender, and the Corporation and certain of its subsidiaries, as borrower, and (ii) any shares of Series A Preferred Stock issuable as payment of in-kind interest on the Promissory Note or issuable as payment of a dividend or other distribution (when, as and if declared in accordance with the terms of the Series A Preferred Stock) on any outstanding Note Conversion Shares.

(h)        “Five-Percent Shareholder” means a Person or group of Persons that is a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation § 1.382-2T(g).

(i)        “Percentage Stock Ownership” means the percentage stock ownership interest as determined in accordance with Treasury Regulation § 1.382-2T(g), (h), (j) and (k).

(j)        “Permitted Transfer” means a Transfer of Corporation Securities (i) after the Restriction Release Date, (ii) pursuant to any merger, consolidation, statutory share exchange, tender offer or similar transaction approved in advance by the Board of Directors in its sole and absolute discretion, (iii) as a result of the issuance of a warrant, the exercise thereof, the transfer or acquisition of such warrant or Corporation Securities acquired thereby, where such warrant had first been issued upon approval of our Board unless and until the Person to whom such warrant was issued thereafter acquires any Corporation Securities that are unrelated to the warrant, or (iv) pursuant to any issuance or sale of Corporation Securities by the Corporation or any of its subsidiaries.

(k)        “Person” shall mean any individual, firm, corporation, partnership, trust association, limited liability company, limited liability partnership, or other entity, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation § 1.382-3(a)(1), or otherwise and shall include any successor (by merger or otherwise) of any such entity.

(l)        “Prohibited Distribution” has the meaning set forth in Section 5.06(b) hereof.

(m)        “Purported Transferee” has the meaning set forth in Section 5.06(a) hereof.

(n)        “Prohibited Transfer” means any 5% Transaction (other than a Permitted Transfer).

(o)        “Restriction Release Date” means the date as the Board of Directors may determine, in its sole and absolute discretion, that this Article V is no longer in the best interests of the Corporation and its shareholders.

(p)        “Section 382” means Section 382 of the Code, or any comparable successor provision.

(q)       “Series A Preferred Stock” means the Series A Cumulative Convertible Preferred Stock of the Corporation.

(r)        “Tax Benefit” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

(s)        “Transfer” means any direct or indirect sale, offer, contract or grant to sell (including without limitation any short sale),, pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, assignment, exchange, issuance, grant, redemption, repurchase, conveyance, or other disposition, whether voluntary or involuntary, and whether by operation of law or otherwise, by any Person other than the Corporation. A Transfer also shall include the creation or grant of an option, warrant or right (including an option within the meaning of Treasury Regulation § 1.382-4(d)(9)) by any Person other than the Corporation, but only if such option, warrant or right would be deemed exercised pursuant to Treasury Regulation § 1.382-4(d)(2)(i).

Section 5.03       Transfer Restrictions. Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, that is not a Permitted Transfer shall be prohibited and void ab initio insofar as it purports to transfer ownership or rights in respect of such Corporation Securities to the Purported Transferee to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or group of Persons shall become a Five-Percent Shareholder (including, without limitation, as a result of a disposition of Corporation Securities pursuant to Treasury Regulation § 1.382-2T(j)(3)(i)) or (b) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased.

Section 5.04       Exemptions; Waiver.

(a)       The restrictions set forth in Section 5.03 hereof shall not apply to any Transfer or attempted Transfer of Exempt Securities by an Exempt Person.

(b)       The restrictions set forth in Section 5.03 hereof shall not apply to an attempted Transfer that is a 5% Transaction if the transferor or the transferee obtains the approval of the Board of Directors in its sole and absolute discretion. In considering whether to approve any such transfer, the Board of Directors may take into account any factors it deems appropriate, including, but not limited to, both the proposed Transfer and potential future Transfers, and may require an opinion of counsel (at the expense of the transferor and/or transferee) that the transfer will not result in any limitation on the Corporation or any direct or indirect subsidiary’s use of the Tax Benefits. The Board of Directors may exercise the authority granted by this Section 5.04 hereof through duly authorized officers or agents of the Corporation.

Section 5.05       Certificate Legend. Each certificate representing shares of Corporation Securities issued prior to the Restriction Release Date shall contain the legend set forth below, evidencing the restrictions set forth in this Article V:

“The transfer of securities represented by this certificate is (and other securities of the Corporation may be) subject to restriction pursuant to Article V of the Corporation’s Charter. The Corporation will furnish a copy of its Charter (or a summary thereof) setting forth the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to the holder of record of this Certificate without charge upon written request addressed to the Corporation at its principal place of business.”

With respect to any shares of Corporation Securities that are not evidenced by a certificate, but are uncertificated securities, the foregoing legend shall be set forth in the initial statement of holdings.

Section 5.06       Treatment of Excess Securities.

(a)       No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities that are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, such Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities or to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any; provided, however, that the Transferor of such Excess Securities shall not be required to disgorge, and shall be permitted to retain for its own account, any proceeds of such Transfer, and shall have no further rights, responsibilities, obligations or liabilities with respect to such Excess Securities, if such Transfer was a Prohibited Transfer. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any transfer of Excess Securities not in accordance with the provisions of this Section 5.06 shall also be a Prohibited Transfer.

(b)       If the Corporation determines, in its sole and absolute discretion, that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities (“Prohibited Distributions”), to the Agent designated by the Board of Directors. The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s length transactions; provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific timeframe if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 5.06(a) if the Agent rather than the Purported Transferee had resold the Excess Securities. Disposition of Excess Securities by the Agent pursuant to this Section 5.06(b) shall be deemed to occur simultaneously with the Prohibited Transfer to which the Excess Securities relate.

(c)       The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (i) such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; and (ii)  any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value of the Excess Securities (A) calculated on the basis of the closing market price for the Corporation Securities on any national securities exchange on which the Corporation Securities are then listed or admitted to trading, on the day before the Prohibited Transfer, if any, (B) if the Corporation Securities are not listed or admitted to trading on any national securities exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by NASDAQ or any successor system on the day before the Prohibited Transfer or, if none, on the last preceding day for which such quotations exist, or (C) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then as determined by the Board of Directors, in its sole and absolute discretion, at the time of the Prohibited Transfer to the Purported Transferee), which amount (or fair market value) shall be determined by the Board of Directors in its sole and absolute discretion.

(d)       If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within 30 days from the date on which the Corporation makes a written demand pursuant to Section 5.06(b) hereof, then the Corporation shall use its reasonable best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel such surrender.

(e)        The Corporation shall make the written demand described in Section 5.06(b) hereof within 30 days of the date on which the Board of Directors determines, in its sole and absolute discretion, that the attempted Transfer would result in Excess Securities; provided, however, that if the Corporation makes such demand at a later date, the provisions of Sections 5.01 through 5.06 hereof shall apply nonetheless.

(f)       Anything herein to the contrary notwithstanding, the Agent shall not act or be treated as acting as an agent for or on behalf of the Purported Transferee or for or on behalf of the Corporation and shall have no right to bind any of them, in contract or otherwise, but shall act only to carry out the ministerial functions assigned to it in this Section 5.06.

Section 5.07       Board Authority.

(a)       The Board of Directors shall have the power to determine, in its sole and absolute discretion, all matters necessary for assessing compliance with this Article V, including, without limitation, (a) the identification of any Five-Percent Shareholder, (b) whether a Transfer is a 5% Transaction, a Prohibited Transfer or a Permitted Transfer, (c) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder, (d) whether an instrument constitutes Corporation Securities, (e) the amount (or fair market value) due to a Purported Transferee pursuant to Section 5.06(c), and (f) any other matters which the Board of Directors determines, in its sole and absolute discretion, to be relevant; and the determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article V.

(b)       Nothing contained herein shall limit the authority of the Board of Directors to take such other action, in its sole and absolute discretion, to the extent permitted by law as it deems necessary or advisable to protect the Corporation, any direct or indirect subsidiary thereof and the interests of the holders of the Corporation’s securities in preserving the Tax Benefit. Without limiting the generality of the foregoing, in the event of a change in law or Treasury Regulations making one or more of the following actions necessary or desirable, the Board of Directors may (i) accelerate the Restriction Release Date, (ii) modify the specific application of the Transfer restrictions set forth in Section 5.03 hereof, or (iii) modify the definitions of any terms set forth in this Article V; provided that the Board of Directors shall determine, in its sole and absolute discretion, that such acceleration, extension, change or modification is reasonably necessary or advisable to preserve the Tax Benefit under the Code and the Treasury Regulations thereunder or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefit.

(c)       In the case of an ambiguity in the application of any of the provisions of this Article V, including any definition contained in Section 5.02 of this Article V, the Board of Directors shall have the power to determine, in its sole and absolute discretion, the application of the provisions of this Article V with respect to any situation based on the facts known to it. In the event this Article V requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine, in its sole and absolute discretion, the action to be taken so long as such action is not contrary to the provisions of Sections 5.01, 5.02 or 5.03.

Section 5.08       Miscellaneous. Any provision in this Article V which is judicially determined to be prohibited, invalid or otherwise unenforceable (whether on its face or as applied to a particular stockholder, transferee or Transfer) under the laws of the State of Delaware shall be ineffective to the extent of such prohibition, invalidity or unenforceability without prohibiting, invalidating or rendering unenforceable the remaining provisions of this Article V and of this Charter, which shall be thereafter interpreted as if the prohibited, invalid or unenforceable part were not contained herein, and, to the maximum extent possible, in a manner consistent with preserving the Corporation or any direct or indirect subsidiary’s use of the Tax Benefits without any Section 382 limitation.

Section 5.09        Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article V.

Section 5.10       Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 5.11       Notice to Corporation. Any Person who acquires or attempts to acquire Corporation Securities in excess of the limitations set forth in this Article V shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may, in its sole and absolute discretion, request in order to determine the effect, if any, of such purported transfer on the preservation and usage of the Tax Benefits.

ARTICLE VI.

MISCELLANEOUS PROVISIONS

Section 6.01       Fiscal Year.  The fiscal year of the Corporation shall end on December 31 of each year or such other date as the Board of Directors determines from time to time.

Section 6.02       Notices.  If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 6.03       Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these bylaws, a written waiver thereof signed by, or waiver by electronic transmission from, the person entitled to notice, whether before or after the time stated therein, is deemed equivalent to notice.  Attendance of a person at a meeting constitutes a waiver of notice of such meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

Section 6.04       Facsimiles.  Any copy, facsimile telecommunication or other reliable reproduction of a writing, transmission or signature may be substituted or used in lieu of the original writing, transmission or signature for any and all purposes for which the original writing, transmission or signature could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, transmission or signature, as the case may be.

Section 6.05       Books and Records; Registered Stockholders.  The books of the Corporation may be kept (subject to any provision contained in the DGCL) within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 6.06       Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.07       Reliance upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 6.08       Depositories.  The Board of Directors, the Chief Financial Officer, the Treasurer, any Assistant Treasurer and such other persons as may be delegated authority by any of the foregoing, may designate the banks, trust companies, or other depositories in which shall be deposited from time to time, the money or securities of the Corporation.

Section 6.09       Contracts, etc.  The Board of Directors may authorize any officer, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.10       Stock in Other Corporations.  Any shares of stock in any other corporation which may from time to time be held by the Corporation may be represented and voted at any meeting of stockholders of such other corporation by the CEO, the President, the Chief Financial Officer, the Treasurer, the Secretary or by any other person or persons thereunto authorized by the Board of Directors or designated by the CEO, or by any proxy designated by written instrument of appointment executed in the name of the Corporation by the CEO or by such officers as may be designated by him and attested by the Secretary or, if applicable, Assistant Secretary.

Section 6.11       Indemnification.

(a)       Each person who was or is a party or is threatened to be made a party to or is otherwise involved in any pending, threatened or completed action, suit or proceeding or alternative dispute resolution procedure, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “ proceeding ”), including, without limitation, an action by or in the right of the Corporation, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, manager, officer, partner, trustee or member of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “ indemnitee ”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or other indemnitee or in any other capacity while serving as such, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all costs, charges, expenses, liability and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however , that, except as provided in Section 5.11(c) with respect to proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.  Notwithstanding any provision of this Section 5.11 , no indemnification shall be paid to any indemnitee:  (i) on account of any suit in which judgment is rendered against such indemnitee for disgorgement of profits made from the purchase or sale by such indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state or local statutory law or (ii) on account of any suit in which judgment is rendered against such indemnitee for any reimbursement of any bonus or other incentive-based or equity-based compensation or of any profits realized by such indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or the payment to the Company of profits arising from the purchase and sale by such indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002).

(b)       In addition to the right to indemnification conferred in Section 5.11(a), an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “ advancement of expenses ”); provided, however , that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “ undertaking ”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “ final adjudication ”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.11(b) or otherwise.

(c)       If a claim under Section 6.11(a) or (b) is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 6.11 or otherwise shall be on the Corporation.

(d)       The rights to indemnification and to the advancement of expenses conferred in this Section 6.11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, bylaws, agreement, vote of stockholders or directors or otherwise.

(e)       The Corporation may maintain insurance, at its expense, to protect itself and any director, manager, officer, partner, trustee, employee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(f)       The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.11 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(g)       The rights conferred upon indemnitees in this Section 6.11 shall be contract rights that shall vest upon commencement of service as a director or officer or in any other capacity pursuant to which an indemnitee is entitled to indemnification hereunder, and such rights shall continue as to an indemnitee who has ceased to serve in such capacity and shall inure to the benefit of such indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Section 6.11 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

(h)       To the extent that any director or officer of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

(i)       In the event of payment under this Section 6.11, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

(j)       If any provision or provisions of this Section 6.11 shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Section 6.11 (including, without limitation, all portions of any paragraphs of this Section 6.11 containing any such provisions held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Section 6.11 (including, without limitation, all portions of any paragraph of this Section 6.11 containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 6.12       Amendment of Bylaws.  Subject to the rights of the holders of any series of preferred stock to approve certain amendments, modifications or the repeal of these bylaws, these bylaws may be amended, modified or repealed, and new bylaws may be adopted at any time, by the Board of Directors.  Subject to the rights of the holders of any series of preferred stock to approve certain amendments, modifications or the repeal of these bylaws, stockholders of the Corporation may adopt additional bylaws and amend, modify or repeal any bylaw whether or not adopted by them, but only in accordance with Article 6 of the Certificate of Incorporation.

Section 6.13       Seal.  The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.  The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.